Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 21, 2011, Cardtronics, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (the “Agreement”) to acquire all of the outstanding securities of Efmark Deployment I, Inc. (“Efmark”) and EDC ATM Subsidiary, LLC (collectively with Efmark, “EDC”) from EDC Holding Company, LLC. The significant terms of the Agreement were previously reported by the Company on June 21, 2011 in the Current Report on Form 8-K filed on that date.

On July 25, 2011, the Company completed the transaction in accordance with the terms and conditions of the Agreement. The cash purchase price of $145.0 million was funded through borrowings under the Company’s amended credit facility, and has been preliminarily allocated as disclosed below in Note 1, Preliminary Purchase Price Allocation. A portion of the purchase price was used to repay all outstanding indebtedness of EDC at closing. The purchase price may be adjusted in the future for working capital adjustments and as the Company completes its valuation analysis with respect to the assets acquired and liabilities assumed.

The unaudited pro forma condensed consolidated financial statements presented gives effect to the acquisition of EDC as if it had occurred on June 30, 2011 for the presentation of the unaudited pro forma condensed consolidated balance sheet as of June 30, 2011, and on January 1, 2010 for the presentation of the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and for the six months ended June 30, 2011. The pro forma condensed consolidated financial statements were based on the historical financial statements of the Company and EDC. Certain amounts from EDC’s historical combined financial statements have been reclassified to conform to the Company’s presentation.

The unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The unaudited pro forma condensed consolidated financial statements should be read along with the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2011, which includes a summary of the Company's significant accounting policies and other disclosures.

The pro forma adjustments presented are based on certain estimates and assumptions in accordance with the Company’s accounting policies. The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.  The unaudited pro forma condensed consolidated financial statements do not reflect the impacts of any potential operating efficiencies, savings from expected synergies, or costs to integrate the operations. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or the results of operations of the combined company had the acquisition been completed as of the indicated dates or of the results that may be achieved in the future

CARDTRONICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2011

(In thousands)

	Historical (Unaudited)		Pro Forma		Pro Forma
	Cardtronics, Inc.	EDC	Adjustments	Note 2	Combined
Assets
Current assets:
Cash and cash equivalents	$3,998	$4,115	$(655)	f	$7,458
Accounts and notes receivable, net	26,787	1,668	(38)	h	28,417
Inventory	1,770	156	(97)	a	1,829
Restricted cash	3,396	—	—		3,396
Current portion of deferred tax asset, net	13,780	—	—		13,780
Prepaid expenses, deferred costs, and other current assets	13,821	3,150	(802)	a	16,169
Total current assets	63,552	9,089	(1,592)		71,049

Property and equipment, net	162,209	8,895	1,066	a, b	172,170
Intangible assets, net	69,596	2,344	44,177	c, f	116,117
Goodwill	164,974	40,199	63,419	l	268,592
Deferred tax asset, net	738	—	—		738
Prepaid expenses, deferred costs, and other assets	20,338	9	—		20,347
Total assets	$481,407	$60,536	$107,070		$649,013

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 3,326	$ 3,350	$ (3,350)	e	$ 3,326
Current portion of other long-term liabilities	24,755	—	—		24,755
Accounts payable and other accrued and current liabilities	67,592	10,621	(1,137)	h, i, j	77,076
Total current liabilities	95,673	13,971	(4,487)		105,157
Long-term liabilities:
Long-term debt	244,399	34,624	110,376	e	389,399
Deferred tax liability, net	16,276	10,027	(4,272)	a	22,031
Asset retirement obligations	29,052	—	1,902	d	30,954
Other long-term liabilities	32,899	—	4,500	g	37,399
Total liabilities	418,299	58,622	108,019		584,940

Total stockholders' equity	63,108	1,914	(949)	k	64,073
Total liabilities and stockholders' equity	$481,407	$60,536	$107,070		$649,013

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CARDTRONICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2011

(In thousands)

	Historical (Unaudited)		Pro Forma		Pro Forma
	Cardtronics, Inc.	EDC	Adjustments	Note 2	Combined

ATM operating revenues	$274,528	$30,063	$(227)	h	$304,364
ATM product sales and other revenues	10,807	—	—		10,807
Total revenues	285,335	30,063	(227)		315,171

Cost of ATM operating revenues	181,903	21,020	(1,047)	g, h	201,876
Cost of ATM product sales and other revenues (exclusive of depreciation, accretion, and amortization shown separately below)	9,561	—	—		9,561
Total cost of revenues	191,464	21,020	(1,047)		211,437

Gross profit	93,871	9,043	820		103,734

Operating expenses:
Selling, general and administrative expenses	26,272	3,907	(597)	i, j	29,582
Depreciation and accretion expense	22,807	1,599	(755)	b, d	23,651
Amortization expense	7,294	1,812	1,863	c	10,969
Loss on disposal of assets	163	325	—		488
Total operating expenses	56,536	7,643	511		64,690

Income from operations	37,335	1,400	309		39,044

Interest expense, net	9,567	2,319	(519)	e	11,367
Amortization of deferred financing costs and bond discounts	424	166	(116)	f	474
Other (income) expense	(60)	—	—		(60)
Total other expense (income)	9,931	2,485	(635)		11,781

Income (loss) before income taxes	27,404	(1,085)	944		27,263
Income tax provision (benefit)	12,104	286	363	m	12,753

Net income (loss)	15,300	(1,371)	581		14,510
Net income attributable to noncontrolling interests	105	—	—		105

Net income (loss) applicable to controlling interests and available to common stockholders	$15,195	$(1,371)	$581		$14,405

Basic EPS	$0.35				$0.33
Diluted EPS	$0.35				$0.33

Weighted average shares outstanding - basic	41,712,659				41,722,659
Weighted average shares outstanding - diluted	42,476,101				42,486,101

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CARDTRONICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(In thousands)

	Historical (Audited)		Pro Forma		Pro Forma
	Cardtronics, Inc.	EDC	Adjustments	Note 2	Combined

ATM operating revenues	$522,900	$51,668	$(254)	h	$574,314
ATM product sales and other revenues	9,178	—	—		9,178
Total revenues	532,078	51,668	(254)		583,492

Cost of ATM operating revenues	351,490	34,861	(1,894)	g, h	384,457
Cost of ATM product sales and other revenues (exclusive of depreciation, accretion, and amortization shown separately below)	8,902	—	—		8,902
Total cost of revenues	360,392	34,861	(1,894)		393,359

Gross profit	171,686	16,807	1,640		190,133

Operating expenses:
Selling, general and administrative expenses	44,581	5,264	(1,053)	i	48,792
Depreciation and accretion expense	42,724	2,703	(1,035)	b, d	44,392
Amortization expense	15,471	7,229	121	c	22,821
Loss on disposal of assets	2,647	841	—		3,488
Total operating expenses	105,423	16,037	(1,967)		119,493

Income from operations	66,263	770	3,607		70,640

Interest expense, net	26,629	4,881	(1,281)	e	30,229
Amortization of deferred financing costs and bond discounts	2,029	331	(241)	f	2,119
Write-off of deferred financing costs and bond discounts	7,296	—	—		7,296
Redemption costs for early extinguishment of debt	7,193	—	—		7,193
Other (income) expense	(878)	—	—		(878)
Total other expense (income)	42,269	5,212	(1,522)		45,959

Income (loss) before income taxes	23,994	(4,442)	5,129		24,681
Income tax provision (benefit)	(17,139)	(5,091)	1,975	m	(20,255)

Net income (loss)	41,133	649	3,154		44,936
Net income attributable to noncontrolling interests	174	—	—		174

Net income (loss) applicable to controlling interests and available to common stockholders	$40,959	$649	$3,154		$44,762

Basic EPS	$0.98				$1.07
Diluted EPS	$0.96				$1.05

Weighted average shares outstanding - basic	40,347,194				40,357,194
Weighted average shares outstanding - diluted	41,059,381				41,069,381

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CARDTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Preliminary Acquisition Accounting

The unaudited pro forma condensed consolidated financial statements reflect a total consideration transferred of $145.0 million, which has been preliminarily allocated as follows as of June 30, 2011:

(In thousands)

Cash and cash equivalents	$4,115
Accounts and notes receivable	1,630
Inventory	59
Prepaid expenses, deferred costs, and other current assets	2,348
Property and equipment, net	9,961
Intangible assets	46,000
Goodwill [1]	103,618
Other assets	9
Total assets acquired	$167,740

Accounts payable and other accrued and current liabilities	$10,583
Asset retirement obligations	1,902
Deferred tax liability, net	5,755
Other noncurrent liabilities	4,500
Total liabilities acquired	$22,740

Net assets acquired	$145,000

        1 Goodwill represents the excess of the purchase price over the fair value of the net assets acquired.

(2) Pro Forma Adjustments

a.       Fair value adjustments

The following adjustments were made to EDC’s historical balance sheet accounts to reflect the fair value of the assets and liabilities acquired as of the acquisition date:

	Historical Amount	Fair Value	Fair Value Adjustment
	(In thousands)
Inventory	$156	$59	$(97)
Prepaid expenses, deferred costs, and other current assets	3,150	2,348	(802)
Property and equipment, net	8,895	9,961[2]	1,066
Deferred tax liability, net	10,027	5,755	(4,272)

  2 The fair value of property and equipment includes asset retirement obligation assets (see b. below for components of this value).

b.       Property and equipment, net

The fair value of property and equipment acquired and the related depreciation are as follows (amounts in thousands):

			Pro Forma Depreciation
	Fair Values	Useful Lives	For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2010
ATM equipment	$8,532	0 to 8 years	$607	$1,213
Other equipment	1,429	2 to 5 years	195	374
Total	$9,961		$802	$1,587

Elimination of historical EDC balance	—		(1,599)	(2,703)
Pro forma adjustment	$9,961		$(797)	$(1,116)

c.        Intangible assets

The historical intangible assets balance of EDC was eliminated and the estimated fair value on newly identified finite lived intangible assets and the related amortization were recorded as follows (amounts in thousands):

			Pro Forma Amortization
	Fair Values	Useful Lives	For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2010
Customer contracts	$33,700	7 to 9.4 years	$2,042	$4,085
Bank branding contracts	11,200	4.1 years	1,358	2,715
Non-compete agreements	1,100	2 years	275	550
Total	$46,000		$3,675	$7,350

Elimination of historical EDC balance	(2,344)		(1,812)	(7,229)
Pro forma adjustment	$43,656		$1,863	$121

d.       Asset retirement obligations

The following asset retirement obligations (“AROs”) were recorded for the costs to deinstall its ATMs and costs to restore the ATM sites to their original condition, consistent with the Company’s accounting policy.  The following liabilities were recorded as of the acquisition date (amounts in thousands):

Pro Forma Accretion
	Fair Values	Accretion Period	For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2010
AROs for acquired ATMs	$ 1,902	0 to 5 years	$ 42	$ 81

Of the total ARO recorded above, $487,000 relates to assets that will be replaced within the next 12 months.

e.        Long-term debt

The historical long-term debt balances of EDC were eliminated as of June 30, 2011, as these amounts were paid off on the acquisition date.

To fund the acquisition, the Company borrowed $145.0 million from its revolving credit facility and its swing-line credit facility.  The pro forma adjustments made to long-term debt and interest expense were as follows (amounts in thousands):

			Pro Forma Interest Expense
	Principal Balance	Interest Rate	For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2010
Revolving credit facility	$142,000	2.44%	$1,732	$3,465
Swing-line credit facility	3,000	4.50%	68	135
Total	$145,000		$1,800	$3,600

Elimination of historical EDC balance (long-term portion) [2]	(34,624)		(2,319)	(4,881)
Pro forma adjustment	$110,376		$(519)	$(1,281)

2 The entire current portion of long-term debt in the amount of $3,350,000 was also eliminated at June 30, 2011.

f.        Deferred financing costs

The deferred financing costs related to historical EDC debt were eliminated as of June 30, 2011, as the related long-term debt was paid off on the acquisition date.

In connection with the $145.0 million in incremental borrowings described above in e., the Company incurred costs totaling approximately $655,000 to amend its existing credit facility, which are being amortized over the remaining term of the facility of approximately 5 years, and a portion of the previously-deferred financing costs were written off for approximately $134,000. The pro forma adjustment made to deferred financing costs (which are included in the Intangible assets, net line) and amortization of deferred financing costs and bond discounts were as follows (amounts in thousands):

			Pro Forma Amortization
	Intangible Assets	Amortization Period	For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2010
Deferred financing costs related to the new debt	$655	5 years	$66	$132
Partial write-off of old deferred financing costs	(134)		(16)	(42)
Total	$521		$50	$90

Elimination of historical EDC balance	—		(166)	(331)
Pro forma adjustment	$521		$(116)	$(241)

g.        Unfavorable contract liability

An estimated unfavorable contract liability of $4.5 million was recorded as of the acquisition date, representing the difference between the terms of the assumed vendor contracts relative to market terms.  This liability is amortized between 2.3 and 3.7 years, based on the remaining terms of the related contracts.  The liability is amortized against the various costs of ATM operating revenues, which were estimated to be $820,000 and $1,640,000 for the six months ended June 30, 2011 and for the year ended December 31, 2010, respectively.

h.       Allpoint fees and expenses

The Company owns and operates the Allpoint network, which is the largest surcharge-free ATM network within the United States (based on the number of participating ATMs).  Certain of the ATMs owned by EDC carried the Allpoint network logo, therefore providing surcharge-free ATM access to customers of participating financial institutions.  In exchange for allowing these surcharge-free transactions, the Company compensated EDC based on the number of these transactions. These fees were eliminated for the six months ended June 30, 2011 and for the year ended December 31, 2010 in the amounts of $227,000 and $254,000, respectively, in order to present consolidated financial statements after elimination of all intercompany activity.  Additionally, the Company’s accounts payable as of June 30, 2011 and the related receivable of EDC in the amount of $38,000 were eliminated in the unaudited pro forma condensed consolidated balance sheet.

i.         Equity compensations

EDC’s liability related to its stock option plan and profit interests were eliminated as of June 30, 2011, as these plans were cancelled on the acquisition date and therefore, the related expenses were eliminated from the unaudited pro forma condensed consolidated statements of operations.

In connection with the acquisition, the Company granted 10,000 Restricted Stock Awards. The related expenses (which are included in the Selling, general and administrative expenses line) are included as pro forma adjustments to Selling, general and administrative expenses line.

The following are the pro forma adjustments made to Selling, general and administrative expenses (amounts in thousands):

	For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2010

EDC Profit interests	$—	$(202)
EDC Stock option expense	(318)	(903)
Total equity compensation liability eliminated at June 30, 2011	$(318)	$(1,105)
Stock-based compensation related to new Restricted Stock Awards	26	52
Pro forma adjustments to Selling, general and administrative expenses	$(292)	$(1,053)

j.         Transaction costs

No transaction costs were expensed for the year ended December 31, 2010.  For the six months ended June 30, 2011, the Company incurred $305,000 in transaction costs, which has been eliminated from the pro forma condensed consolidated statement of operations.  For the pro forma condensed consolidated balance sheet, a total of $629,000 in transaction costs have been reflected, which is comprised of the $305,000 already expensed and additional estimated transaction costs of $324,000.

k.       Stockholders’ equity

The following pro forma adjustments were made to stockholders’ equity as of June 30, 2011:

(In thousands)

Elimination of historical EDC equity	$(1,914)
Partial write-off of old deferred financing costs (see f. above)	(134)
Equity compensation liability eliminated (see i. above)	1,423
Additional transaction costs accrued (see j. above)	(324)
Total adjustment as of June 30, 2011	$(949)

l.         Goodwill

The historical goodwill balance of EDC was eliminated as of June 30, 2011 and the goodwill resulting from the transaction, as calculated in Note 1, Preliminary Purchase Price Allocation above, was recorded.

m.     Income tax provision

A statutory rate of 38.5% was used to calculate the income tax provision for the effects of pro forma adjustments on the pro forma condensed consolidated statement of operations.

(3) Earnings per Share

The Company reports its earnings per share under the two-class method. Under this method, potentially dilutive securities are excluded from the calculation of diluted earnings per share (as well as their related impact on the statements of operations) when their impact on net income available to common stockholders is anti-dilutive. Potentially dilutive securities for the six months ended June 30, 2011 and for the year ended December 31, 2010 included all outstanding stock options and shares of restricted stock, which were included in the calculation of diluted earnings per share for these periods.

Additionally, the shares of restricted stock issued by the Company have a non-forfeitable right to cash dividends, if and when declared by the Company.  Accordingly, restricted shares are considered to be participating securities and, as such, the Company has allocated the undistributed earnings for the six months ended June 30, 2011 and for the year ended December 31, 2010 among the Company's outstanding shares of common stock and issued but unvested restricted shares, as follows:

Earnings per Share (in thousands, excluding share and per share amounts):

	Six Months Ended June 30, 2011			Year Ended December 31, 2011
		Weighted			Weighted
		Average	Earnings		Average	Earnings
		Shares	Per		Shares	Per
	Income	Outstanding	Share	Income	Outstanding	Share
Basic:
Net income attributable to controlling interests and available to common stockholders	$14,405			$44,762
Less: undistributed earnings allocated to unvested restricted shares	(456)			(1,717)
Net income available to common stockholders	$13,949	41,722,659	$0.33	$43,045	40,357,194	$1.07

Diluted:
Effect of dilutive securities:
Add: Undistributed earnings allocated to restricted shares	$456			$1,717
Stock options added to the denominator under the treasury stock method		763,442			712,187
Less: Undistributed earnings reallocated to restricted shares	(448)			(1,689)
Net income available to common stockholders and assumed conversions	$13,957	42,486,101	$0.33	$43,073	41,069,381	$1.05

The computation of diluted earnings per share excluded potentially dilutive common shares related to Restricted Stock Awards of 526,487 and 476,162 shares for the six months ended June 30, 2011 and for the year ended December 31, 2010, respectively, because the effect of including these shares in the computation would have been anti-dilutive.